UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2017, the Board of Directors (the “Board”) of Manning & Napier, Inc. (the “Company”) appointed Joel Domino to fill a position on the Board, effective immediately. Mr. Domino has served as President and Chief Financial Officer of Kent Displays Inc. (“KDI”) since 2002. Prior to taking on the role of President, Mr. Domino served as the Chief Financial Officer of KDI from 1993 through 2002. He started his career in an accounting role at Ball Corporation in 1982. Mr. Domino holds a B.A. in Accounting from Mount Union College as well as an M.B.A. with a concentration in Strategic Planning from California State University.

There is no arrangement or understanding between Mr. Domino and any other person pursuant to which Mr. Domino was selected as a director. Mr. Domino is the son-in-law of the Company’s Chairman and Chief Executive Officer, William Manning, and therefore will not be deemed an independent director under applicable New York Stock Exchange (“NYSE”) rules. Mr. Domino will not immediately serve on any of the committees of the Board. Following the appointment of Mr. Domino, the Board will consist of eight members.

A copy of the press release announcing Mr. Domino’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued by Manning & Napier, Inc. on June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 26, 2017	By:	/s/ Richard B. Yates
	Name: Title:	Richard B. Yates Chief Legal Officer & Corporate Secretary